                                                                 EXHIBIT 10.4



                         TRANSITION SERVICES AGREEMENT

                         DATED AS OF __________, 1998,

                                     AMONG

                           RICHLAND SERVICES COMPANY,

                                PENNZOIL COMPANY

                                      AND

                           PENNZOIL PRODUCTS COMPANY

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I            DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II           SERVICES   . . . . . . . . . . . . . . . . . . . . . . .  2
       SECTION 2.1          Basic Services  . . . . . . . . . . . . . . . . .  2
       SECTION 2.2          Requested Services  . . . . . . . . . . . . . . .  2
       SECTION 2.3          Additional Services and Equipment   . . . . . . .  3
       SECTION 2.4          Standard of Performance   . . . . . . . . . . . .  3
       SECTION 2.5          Records   . . . . . . . . . . . . . . . . . . . .  3
       SECTION 2.6          Cooperation   . . . . . . . . . . . . . . . . . .  4

ARTICLE III          SERVICE CHARGES  . . . . . . . . . . . . . . . . . . . .  4
       SECTION 3.1          Compensation  . . . . . . . . . . . . . . . . . .  4
       SECTION 3.2          Payment Only for Services Received  . . . . . . .  4

ARTICLE IV           PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . .  4
       SECTION 4.1          Payment   . . . . . . . . . . . . . . . . . . . .  4

ARTICLE V            TERM   . . . . . . . . . . . . . . . . . . . . . . . . .  5
       SECTION 5.1          Term  . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE VI           CESSATION OF SERVICES  . . . . . . . . . . . . . . . . .  5
       SECTION 6.1          Discontinuation of Services   . . . . . . . . . .  5
       SECTION 6.2          Procedures Upon Discontinuation or Termination of
                            Services  . . . . . . . . . . . . . . . . . . . .  5

ARTICLE VII          DEFAULT    . . . . . . . . . . . . . . . . . . . . . . .  5
       SECTION 7.1          Termination for Default   . . . . . . . . . . . .  5

ARTICLE VIII         MISCELLANEOUS    . . . . . . . . . . . . . . . . . . . .  6
       SECTION 8.1          Construction Rules  . . . . . . . . . . . . . . .  6
       SECTION 8.2          Notices   . . . . . . . . . . . . . . . . . . . .  6
       SECTION 8.3          Assignment; Binding Effect  . . . . . . . . . . .  7
       SECTION 8.4          No Third Party Beneficiaries  . . . . . . . . . .  8
       SECTION 8.5          Amendment   . . . . . . . . . . . . . . . . . . .  8
       SECTION 8.6          Waiver  . . . . . . . . . . . . . . . . . . . . .  8
       SECTION 8.7          Severability  . . . . . . . . . . . . . . . . . .  8
       SECTION 8.8          Counterparts  . . . . . . . . . . . . . . . . . .  8
       SECTION 8.9          Governing Law   . . . . . . . . . . . . . . . . .  8
       SECTION 8.10         Indemnity; Liability for Acts of Employees  . . .  8

       SECTION 8.11  Compliance with Laws   . . . . . . . . . . . . . . . . .  9
       SECTION 8.12  Confidentiality  . . . . . . . . . . . . . . . . . . . .  9
       SECTION 8.13  Force Majeure  . . . . . . . . . . . . . . . . . . . . . 10
       SECTION 8.14  Relationship of Parties  . . . . . . . . . . . . . . . . 11
       SECTION 8.15  Further Assurances   . . . . . . . . . . . . . . . . . . 11
       SECTION 8.16  Regulations  . . . . . . . . . . . . . . . . . . . . . . 11
       SECTION 8.17  Audits   . . . . . . . . . . . . . . . . . . . . . . . . 11
       SECTION 8.18  Pennzoil   . . . . . . . . . . . . . . . . . . . . . . . 11

APPENDIX

       Appendix      A      Services Provided

                         TRANSITION SERVICES AGREEMENT

              This TRANSITION SERVICES AGREEMENT (as amended or otherwise modified from time to time, the "Agreement") effective as of _________ ____, 1998, is among Richland Services Company ("Richland"), a Delaware corporation and an indirect wholly owned subsidiary of Pennzoil Company ("Pennzoil"), a Delaware corporation, Pennzoil, and Pennzoil Products Company ("PPC"), a Delaware corporation.

                                  WITNESSETH:

              WHEREAS, Pennzoil and PPC are parties to that certain Distribution Agreement dated as of ________ ___, 1998 (the "Distribution Agreement") pursuant to which, among other things, Pennzoil will distribute to its stockholders all of the outstanding shares of common stock of PPC;

              WHEREAS, in connection with the Distribution, Pennzoil has agreed to cause Richland to provide PPC with certain services as more particularly described herein upon the terms and conditions set forth herein;

              NOW, THEREFORE, in consideration of the premises and the agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

              "Affiliate" shall have the meaning set forth in the Distribution Agreement; provided, however, that for purposes of this Agreement, neither PPC nor any Person controlled by it shall be considered an Affiliate of Richland.

              "Claim" means any losses, liabilities, claims, damages (including without limitation, those arising out of any demand, assessment, settlement, judgment or compromise relating to any action, complaint, petition, investigation, suit or other proceeding, whether existing, future or threatened, civil or criminal, in law or equity, or before any arbitrator, mediator or governmental authority), costs and expenses (including, without limitation, remediation costs, attorneys' fees, court costs and other costs incurred in investigating, preparing or defending any of the foregoing).

              "Force Majeure Event" shall have the meaning as set forth in
Section 8.15.

              "Legal Requirements" means any law, statute, rule, ordinance, decree, requirement, regulation, order, license, authorization, certification, permit or judgment of any authority.

              "Party" shall mean Pennzoil, Richland or PPC, as applicable, and "Parties" shall mean Pennzoil, Richland and PPC.

              "Person" shall have the meaning set forth in the Distribution Agreement.

              "Service Coordinator" shall have the meaning set forth in Section 2.1(b).

              "Service Groups" shall mean the listed categories of Services set forth in Appendix A hereto.

              "Services" shall have the meaning set forth in Section 2.1(a).

              All other capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Distribution Agreement.


                                   ARTICLE II

                                    SERVICES

              SECTION 2.1   Basic Services.

              (a) Subject to the terms and conditions of this Agreement, Richland, through its employees, agents, contractors or independent third parties, in each case reasonably acceptable to PPC, agrees to provide or cause to be provided to PPC, and PPC agrees to purchase from Richland, the services set forth in Appendix A hereto (including any additional services provided pursuant to Section 2.3, the "Services"). At all times during the performance of Services, all persons performing Services hereunder (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from PPC and not as employees of PPC and shall not be entitled to any payment, benefit or perquisite from PPC on account of such Services. Richland shall not be required to perform Services hereunder that conflict with or violate any applicable Legal Requirement.

              (b) Service Coordinators. Richland and PPC shall each nominate a representative to act as the primary contact person with respect to the accomplishment of the transactions contemplated by this Agreement (the "Service Coordinators"). The initial Service Coordinators shall be _________________ for Richland and _______________ for PPC. Unless Richland and PPC otherwise agree, Richland and PPC agree that all communications relating to this Agreement and the schedule of Services on Appendix A hereto shall be directed to the Service Coordinators in accordance with Section 8.2 hereof.

              SECTION 2.2 Requested Services. From time to time, PPC may request additional services by providing Richland with written notice. Upon mutual agreement between Richland and

PPC as to the cost and scope of such additional services, Richland and PPC may supplement in writing Appendix A hereto, as necessary, to include such additional services. To the extent that it can reasonably do so, Richland shall provide the additional services on the basis requested by PPC and for the fee agreed upon by Richland and PPC pursuant to the terms and conditions of this Agreement.

              SECTION 2.3 Additional Services and Equipment. In the event that Richland shall deem it necessary in the performance of a Service to obtain the services of any third party or to obtain additional leased equipment or other facilities in connection therewith, other than such third-party services, equipment or facilities as are obtained by Richland in the ordinary course of business consistent with past practice with respect to PPC, Richland shall provide all pertinent information regarding such third party, the need to obtain such third party's services or such equipment or facilities and the costs and other relevant terms relating thereto, and Richland shall obtain the written approval of PPC prior to obtaining any such third-party services or additional leased equipment or other facilities. Each of the Parties agrees that any third-party agreement entered into by Richland for such purposes shall be terminable upon written request by PPC. The cost of such additional third-party services and/or additional equipment and facilities shall be billed to and paid for by PPC in the manner set forth in Article IV hereof. Notwithstanding the foregoing, the prior written approval of PPC shall not be required in cases of emergency where the failure to obtain such third-party services or equipment or other facilities, in the best judgment of Richland, will cause economic harm to PPC in excess of the cost to be incurred in obtaining such third-party services and/or additional equipment. Oral or written notice shall be provided to PPC as soon as possible, but in any event within 24 hours after an emergency.

              SECTION 2.4 Standard of Performance. Richland shall perform the Services for PPC with the same degree of care, skill and prudence customarily exercised by it for its own operations and its provision of services to Pennzoil and its subsidiaries, and in compliance with Section 8.11, and, in the case of any legal services, in compliance with the applicable professional Code of Conduct. Each Party shall perform its obligations under this Agreement without undue delay and Richland shall keep its equipment and facilities necessary or useful to the performance of its obligations hereunder in good working condition and repair.

              SECTION 2.5 Records. Richland shall maintain true and correct records of all receipts, invoices, reports and such other documents relating to the Services rendered hereunder in accordance with its standard accounting practices and procedures, consistently applied, which practices and procedures Richland represents and warrants are consistent with practices and procedures employed by Richland in its provision of services to Pennzoil and Pennzoil's Subsidiaries. Without limiting the generality of the foregoing, Richland's accounting records shall be maintained in sufficient detail to enable an auditor to verify the accuracy, completeness and appropriateness of the charges for the Services hereunder. PPC shall have the right to inspect and (at its expense) copy such records during Richland's regular office hours. PPC shall give Richland reasonable prior notice of any such inspection and/or copying request. Richland shall retain such accounting records and make them available to PPC's auditors (subject to Section 8.17) for a period of not less than 6 years from the close of each fiscal year of PPC; provided, however, that Richland may, at its option, transfer such accounting records to PPC.

              SECTION 2.6 Cooperation. Richland and PPC shall cooperate with one another and shall provide such further assistance as the other Party may reasonably request in connection with the provision of Services hereunder.

                                  ARTICLE III

                                SERVICE CHARGES

              SECTION 3.1 Compensation. For each Service Group of Richland that provides Services to PPC under the terms of this Agreement, PPC shall (i) reimburse Richland for costs and expenses that are directly allocable to PPC and (ii) compensate Richland for the Services at the rate of 65% of Richland's aggregate unallocated costs reasonably attributable to such Service Group, which costs shall include all severance costs, as determined in a manner substantially consistent with Richland's recent historical practice; provided that PPC will only be required to reimburse or compensate Richland once for allocated or unallocated costs attributable to Services provided regardless of any overlap among Service Groups.

              SECTION 3.2 Payment Only for Services Received. PPC shall compensate Richland only for Services actually received. PPC shall therefore not pay, or shall receive an appropriate credit with respect to, payment for Services that are not provided to PPC by Richland for any reason, including a Force Majeure Event, other than PPC's own refusal to receive Services that otherwise conform to the requirements of this Agreement. This Section 3.2 shall not serve to limit in any way the rights or remedies available to or damages recoverable by PPC for breach of this Agreement by Richland or Pennzoil.

                                   ARTICLE IV

                                    PAYMENT

              SECTION 4.1 Payment. Charges for Services shall be invoiced monthly, and payment shall be due thirty calendar days after receipt of the invoice. Each invoice shall set forth in reasonable detail for the period covered by such invoice: (i) the Services rendered by Richland hereunder, (ii) the fee for each Service rendered hereunder, (iii) the basis for the calculation of the unallocated cost as set forth in Section 3.1, (iv) the amount actually paid by Richland to any third party providing services, equipment or facilities pursuant to Section 2.3 hereof (and the invoice to Richland from such third party for such services, equipment or facilities), and
(v) such additional information as PPC may reasonably request. PPC's obligation to pay for Services rendered shall survive termination of this Agreement.

                                   ARTICLE V

                                      TERM

              SECTION 5.1 Term. The term of this Agreement shall commence at the Distribution Date and shall continue in force for a term of 12 months; provided, however, that this Agreement shall terminate when all Services provided hereunder have been terminated pursuant to Article VI hereof.

                                   ARTICLE VI

                             CESSATION OF SERVICES

              SECTION 6.1 Discontinuation of Services. PPC may, without cause, cause the discontinuation of any or all of the Services being provided to it by any or all Service Groups of Richland by giving Richland at least 30 days' prior written notice of the discontinuation thereof; provided that no discontinuation shall be effective prior to 90 days after the date hereof.

              SECTION 6.2 Procedures Upon Discontinuation or Termination of Services. Upon the discontinuation or termination of a Service hereunder, this Agreement shall be of no further force and effect for such Service, except as to obligations accrued prior to the date of discontinuation or termination; provided, however that Article VIII of this Agreement shall survive such discontinuation or termination. Richland shall furnish to PPC all such information and take all such other actions as PPC shall reasonably request to effectuate an orderly and systematic transfer of Richland's duties and activities under this Agreement, provided that the reasonable costs of the same shall be properly reimbursed to Richland by PPC.

                                  ARTICLE VII

                                    DEFAULT

              SECTION 7.1 Termination for Default. In the event: (i) PPC shall fail to pay for Services in accordance with the terms of this Agreement (and such payment is not disputed by PPC in good faith); (ii) Richland shall fail to perform the Services in accordance with the terms of this Agreement;
(iii) any Party shall default, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (iv) any Party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for any Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency law shall be approved, or an assignment shall be made for the benefit of creditors of any Party, or any Party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee, any non-defaulting Party shall have the right, at its sole discretion, in the case of a default under clause (iv), to immediately terminate its participation with the defaulting Party under this Agreement, and in the case of a default under clause (i), (ii) or (iii), to terminate its participation with the defaulting Party under this Agreement if the defaulting Party has failed to (A) cure the default within 30 days of written notice of default or if the default (except for defaults as a result of failure to make payment) is such that it will take more than 30 days to cure, within an extended time period which shall be not longer than what is reasonably necessary to effect performance or compliance or (B) diligently pursue the curing of the default, provided that, notwithstanding the foregoing or anything else in this Agreement to the contrary, PPC may, without any required prior written notice, cause the discontinuation of any or all of the Services as to which such default relates. Richland and Pennzoil shall be jointly and severally liable for any costs and expenses incurred by PPC in obtaining replacement Services during any period of default by Richland in performing such Services.


                                  ARTICLE VIII

                                 MISCELLANEOUS

              SECTION 8.1 Construction Rules. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days or months shall be deemed references to calendar days or months and (b) any reference to a "Section," "Article" or "Appendix" shall be deemed to refer to a section or article of this Agreement or an appendix to this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

              SECTION 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following business day or if delivered by hand the following business day), (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

              If to Richland, to:

              Richland Services Company

              ------------------------------------

              ------------------------------------

              ------------------------------------
              Attention:
                         -------------------------
              Facsimile:
                         -------------------------

              If to PPC, to:

              Pennzoil Products Company

              ------------------------------------

              ------------------------------------

              ------------------------------------
              Attention:
                         -------------------------
              Facsimile:
                         -------------------------

              If to Pennzoil, to:

              Pennzoil Company

              ------------------------------------

              ------------------------------------

              ------------------------------------
              Attention:
                         -------------------------
              Facsimile:
                         -------------------------

              SECTION 8.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or delegated by PPC or Richland (whether by operation of law or otherwise) without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required for an assignment or delegation by PPC to an Affiliate or by any Party hereto to a successor to all or a substantial portion of the assets or the business of such Party so long as such assignee or delegee executes a written assumption of such Party's obligations hereunder with respect to the rights or obligations assigned or delegated, and delivers such written assumption to the other Party within a reasonable period of time after the effective date of such assignment or delegation. Notwithstanding the foregoing, Richland may not assign or delegate any of its obligations hereunder unless the assignee or delegee can demonstrate to the reasonable satisfaction of PPC that it is capable of providing the same or better quality Services to PPC on terms and conditions (including, without limitation, the cost to PPC of such Services) no less favorable to PPC than the terms and conditions of this Agreement. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by PPC and Richland and their respective successors and permitted assigns.

              SECTION 8.4 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than PPC and Richland or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

              SECTION 8.5 Amendment. No amendments, additions to, alterations, modifications or waivers of all or any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless explicitly set forth in writing and executed by both Parties hereto. If the provisions of this Agreement and the provisions of any purchase order or order acknowledgment written in connection with this Agreement conflict, the provisions of this Agreement shall prevail.

              SECTION 8.6 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The failure of any Party to require performance of any provision of this Agreement shall not affect any Party's right to full performance thereof at any time thereafter.

              SECTION 8.7   Severability.   If any provision of this Agreement
or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of PPC, Pennzoil and Richland that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

              SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on PPC, Pennzoil and Richland, notwithstanding that all parties are not signatories to the original or the same counterpart.

              SECTION 8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to the conflicts of law principles thereof.

              SECTION 8.10  Indemnity; Liability for Acts of Employees.

              (a) Pennzoil and Richland Indemnification of PPC. Subject to the provisions of Section 8.10(c), Pennzoil and Richland shall, jointly and severally, defend, reimburse, indemnify, and hold harmless PPC and its Affiliates, agents, officers, directors, employees and representatives from and against all claims that arise as a result of or are related to Richland's or Pennzoil's performance of this Agreement to the extent that such claims arise from the gross negligence, wilful misconduct or intentional breach of this Agreement by Richland or Pennzoil.

              (b) PPC Indemnification of Richland. Subject to the provisions of Section 8.10(c), PPC shall defend, reimburse, indemnify and hold harmless Richland and its Affiliates, agents, officers, directors, employees and representatives from and against all claims that arise as a result of or are related to PPC's performance of this Agreement to the extent that such claims arise from the gross negligence, wilful misconduct or intentional breach of this Agreement by PPC.

              (c) The indemnifying Party shall after consultation with the other Party control the legal proceedings relating to any such Claims. The indemnifying Party will not, without the other Party's written consent, settle or compromise any Claim or consent to any entry of judgment.

              SECTION 8.11 Compliance with Laws. The Parties shall use all reasonable efforts to comply fully with all applicable Legal Requirements.

              SECTION 8.12  Confidentiality.

              (a) Generally. All Parties agree (i) to hold in trust and maintain confidential, (ii) not to disclose to others without prior written approval from the providing Party, (iii) not to use for any purpose, other than such purpose as may be authorized in writing by the providing Party and (iv) to prevent duplication of and disclosure to any other party, any information received from the providing Party or developed, presently held or continued to be held, or otherwise obtained at any time by the receiving Party. Such information includes, without limitation, all results of Services, information disclosed by either Party orally, visually, in writing, or in other tangible form, and technical, economic and business data, know-how, flow sheets, drawings, business plans, computer information data bases, legal memoranda and other attorney work product, and the like received or otherwise obtained prior to, on, or after the date hereof. To the extent that, in the course of providing Services hereunder, Richland receives confidential information that is governed by a confidentiality agreement between PPC and a third party, Pennzoil and Richland shall be bound by such confidentiality agreement to the same extent as PPC.

              (b) Exceptions. The foregoing obligations of confidence, nondisclosure and nonuse shall not apply to any information that:

                     (i) was in the public domain at the time of disclosure by one Party to the other;

                     (ii) enters the public domain through no fault of the disclosing party;

                     (iii) was communicated after the date hereof to one Party by a third party free of any obligation of confidence known to the recipient; or

                     (iv) was developed by officers, employees or agents of or consultants to one Party independently of and without reference to the proprietary information of another Party, and, in the case of Richland, was not developed while performing the Services.

              Specific information shall not be deemed to come under the above exceptions merely because it is embraced by more general information that is or becomes public knowledge.

              (c) Required Disclosure. The receiving Party may disclose the providing Party's information to the extent necessary to attorneys of litigants or to governmental authorities to comply with any obligation imposed on the receiving Party in connection with a proceeding in a court or other governmental authority of competent jurisdiction, provided that the receiving Party gives reasonably prompt notice to the providing Party of the need for such disclosure, together with such other information about the proceeding as will enable the providing Party to evaluate the obligation and the need and to elect either to intervene or otherwise appear or act in the proceeding to protect directly the providing Party's information at the expense of the providing Party, or instead to request the receiving Party to, and if so requested, the receiving Party shall, make a reasonable and diligent effort at the expense of the providing Party to obtain a protective order or otherwise to protect the confidentiality of information sought to be obtained in said proceeding.

              (d) Other Confidentiality Agreements. The Parties further agree that any specific agreements between any of the Parties containing confidentiality provisions shall supersede all provisions set forth in this Section.

              (e) Length of Confidentiality Obligation. The Parties agree to maintain and protect the confidentiality of the information of the providing Party for a period of 10 years from the date of termination of this Agreement.

              SECTION 8.13  Force Majeure.

              (a) Performance Excused. Continued performance of any obligation (except payment of money due), may be suspended immediately to the extent made impossible by any event or condition beyond the reasonable control of the Party suspending such performance (except its inability to discharge obligations of a financial nature), including without limitation (to the extent beyond such control) acts of God, fire, labor or trade disturbance, war, civil commotion, compliance in good faith with any applicable Legal Requirements (whether or not it later proves to be invalid), unavailability of materials, or other event or condition whether similar or dissimilar to the foregoing (a "Force Majeure Event"). Upon and during the occurrence of a Force Majeure Event, at PPC's sole option, the term of this Agreement shall be tolled with respect to any Services that are not being provided by a third party in accordance with Section 2.3. Notwithstanding the foregoing or anything else in this Agreement to the contrary, PPC may, without any required prior written notice, cause the discontinuation of any or all of the Services as to which the Force Majeure Event relates.

              (b) Notice and Cure. The Party claiming suspension due to a Force Majeure Event will give prompt notice to the other of the occurrence of the Force Majeure Event giving rise to the suspension and of its nature and anticipated duration, and such Party will use its best efforts to cure the cause of the suspension promptly, it being understood, however, that labor disputes shall be a continuing cause of suspension, and settlement of the same shall be entirely within the discretion of the Party experiencing such difficulty. The Parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.

              (c) Recommencement of Performance. Subject to the last sentence of Section 8.13(a), upon termination of the Force Majeure Event, performance will recommence and the tolling of the term of this Agreement shall be discontinued.

              SECTION 8.14 Relationship of Parties. This Agreement does not create a partnership, joint venture or relationship of trust or agency among the Parties.

              SECTION 8.15 Further Assurances. From time to time, each Party agrees to execute and deliver such additional documents, and will provide such additional information and assistance as any Party may reasonably require to carry out the terms of this Agreement.

              SECTION 8.16 Regulations. All employees of Richland when on the property of PPC will conform to the rules and regulations of PPC concerning safety, health and security.

              SECTION 8.17 Audits. Each of Richland and PPC and its duly authorized representatives shall have access during customary business hours to the accounting records and other documents maintained by the other Party that relate to this Agreement and shall have the right to audit such records at any reasonable time or times as provided in Section 2.5; provided, however, that each such Party (with Richland and Pennzoil considered as one Party for purposes of this Section 8.17) can only conduct one audit per year, and the same year cannot be re-audited.

              SECTION 8.18 Pennzoil. Pennzoil shall cause Richland to perform each of its obligations under this Agreement. Pennzoil and Richland shall be jointly and severally liable for the obligations of Richland hereunder, including, without limitation, the indemnification provisions contained in
Section 8.10. Pennzoil hereby consents, and shall be deemed to have consented, to any supplement to Appendix A that is mutually agreed upon by Richland and PPC in accordance with Section 2.2 hereof.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           RICHLAND SERVICES COMPANY



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:



                                           PENNZOIL PRODUCTS COMPANY



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:



                                           PENNZOIL COMPANY



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:

                                                                      APPENDIX A

                               SERVICES PROVIDED

1.     Legal

2.     Environmental, Safety and Health

3.     Human Resources

4.     Finance/Treasury

5.     Accounting

6.     Information Technology

7.     Corporate Communications

8.     Executive Services (including Administrative Staff, Security and
       Aviation)

9.     Government Relations

10.    Other Administration

       a.     Mail Services
       b.     Real Estate Management and Services
       c.     Records Management
       d.     Printing Services
       e.     Travel Services




                                     A-1